Exhibit 23
[SEMPLE, MARCHAL & COOPER, LLP LETTERHEAD]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Meadow Valley Corporation
As independent registered certified public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated March 2, 2007, included in the Company’s Form 10-K/A for the year ended December 31, 2006, and to all references to our firm included in this registration statement.
/s/ Semple, Marchal & Cooper, LLP
Semple, Marchal & Cooper, LLP
Phoenix, Arizona
April 27, 2007
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE